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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES CONTROLLED BY REGISTRANT

                             AS OF DECEMBER 31, 2000

VALUECLICK, INC. SUBSIDIARY LISTING

COMPANY                                              PERCENTAGE OWNERSHIP
- ------------------------------------------      --------------------------------
ClickAgents, Inc. (Delaware)                                 100%
Bach Acquisition Corp. (Delaware)                            100%

ValueClick Japan Co., Ltd. (Japan)                          52.6%
ValueClick Europe, Ltd. (United Kingdom)                     100%
ValueClick France  (France)                                  100%
ValueClick Germany (Germany)                                 100%
ValueClick Brazil (Brazil)                                   100%
ValueClick Canada (Canada)                                   100%